EXHIBIT 99.1

Filed by Orrstown Financial Services, Inc.

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to

Rule 14a-12 under the Securities Act of 1934

Subject Company: The First National Bank of Newport

Commission File No.: 033-18888

FOR IMMEDIATE RELEASE

Orrstown Contact:	First National Contact:
Kenneth R. Shoemaker	Peter C. Zimmerman
(717) 532-6114	(717) 567-3414

ORRSTOWN FINANCIAL SERVICES, INC. TO ACQUIRE

THE FIRST NATIONAL BANK OF NEWPORT

NEWPORT, PENNSYLVANIA (November 22, 2005) – Orrstown Financial Services, Inc. (“Orrstown”) (OTCBB: ORRF), holding company of Orrstown Bank, and The First National Bank of Newport (“First National”), have announced the execution of an agreement for Orrstown to acquire First National. First National, with $123 million in assets, is a national bank headquartered in Newport, Pennsylvania, that operates four community bank offices in Perry County.

The joint announcement was made today by Kenneth R. Shoemaker, President and Chief Executive Officer of Orrstown and Peter C. Zimmerman, President and Chief Executive Officer of First National.

Under the terms of the agreement, each share of First National common stock outstanding at the time of the transaction will be exchanged for 1.75 shares of Orrstown common stock and $22.20 in cash. Based on Orrstown’s last reported trade as of November 21, 2005 of $35.50 per share, the transaction is valued at approximately $33.73 million, or $84.33 per share of First National common stock. This represents a multiple of 2.48 times First National’s book value as of September 30, 2005 and 20.93 times FNB’s trailing twelve month earnings (through September 30, 2005). As of November 21, 2005, First National has 400,000 shares of common stock outstanding.

Upon completion of the transaction, First National will continue to operate as a separate subsidiary of Orrstown Financial. In addition, First National’s Board of Directors and its current President and Chief Executive Officer, Peter C. Zimmerman, and other senior executive officers will continue in their current roles and Zimmerman will serve as a member of Orrstown Financial’s Board of Directors.

Orrstown will have total assets in excess of $700 million following the acquisition, which is subject to regulatory approval as well as approval of First National shareholders. Orrstown anticipates that the transaction will close during the second quarter of 2006 and is expected to be accretive to operating earnings within the first year following the merger date.

“This is an exciting event for two outstanding community banking organizations,” said Kenneth R. Shoemaker, President and Chief Executive Officer of Orrstown. “The addition of First National to the Orrstown franchise extends our organization’s geographic market and presents an opportunity for growth in the future. We are delighted to welcome the shareholders, employees, and customers of First National to the Orrstown family. The First National Bank of Newport is a respected financial institution and we look forward to working together as we take this partnership of community banks to a new level.”

Joel Zullinger, Chairman of the Board of Orrstown Financial, stated, “The opportunity to combine two strong community banks that share a culture of providing outstanding service with a “hometown” touch was very appealing to our board. This market is very aware of the difference that community banks offer over large national banks.”

First National’s President and Chief Executive Officer, Peter C. Zimmerman, said “This affiliation with Orrstown offers an opportunity to enhance our product offerings, services and delivery channels, while still affording our customers the continued benefit of a community bank philosophy. The increased resources that will be available to First National Bank as a result of the transaction will enable us to better serve small and large business customers and individuals in Perry County.”

Lenus Haines, Chairman of First National, added, “For our shareholders, ownership of Orrstown common stock will increase their liquidity with enhanced market exposure. The inclusion of cash in the proposed transaction represents a realization of a portion of that liquidity. We are very pleased to join forces with such a well respected local financial institution.”

McConnell, Budd & Romano, Inc. acted as financial advisor to Orrstown and Rhoads & Sinon LLP acted as its legal counsel. Boenning & Scattergood, Inc. acted as financial advisor to First National and McNees, Wallace & Nurick, LLC acted as its legal counsel.

The First National Bank of Newport is a four-branch national bank headquartered in Newport, Pennsylvania, doing business primarily in Perry County. First National Bank common stock is quoted on the Pink Sheets under the symbol “FNBT.”

With over $580 million in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank operate, provide a full range of consumer and business financial services through fourteen banking offices and four remote service facilities located in Cumberland and Franklin Counties, Pennsylvania. Orrstown Financial Services, Inc.’s common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol “ORRF”.

This news release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to the following: (1) competitive pressures among financial institutions increasing significantly; (2) economic conditions, either nationally or locally in areas in which Orrstown Financial Services, Inc. and The First National Bank of Newport conduct their operations, being less favorable than expected; (3) the cost and effort to integrate aspects of the operations of the companies being more difficult than expected; (4) expected cost savings from the acquisition not being fully realized or not realized within the expected time frame; (5) legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current or future operations; (6) the shareholders of First National Bank may fail to approve the transaction and (7) other risks detailed from time to time in Orrstown Financial Services, Inc.’s SEC filings including forms 10-Q and 10-K (copies of which are available from Orrstown without charge in hard copy or online at www.sec.gov.) Orrstown disclaims any obligation to update any such facts or to publicly announce the result of any revisions to any of the forward looking statements included herein to reflect future events or developments.

Orrstown and it directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Additional information about the directors and executive officers of Orrstown is included in Orrstown’s Proxy Statement for its 2005 annual meeting of shareholders dated April 5, 2005, filed with the SEC and available at the SEC’s website (www.sec.gov).

Orrstown will file documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4. The Registration Statement will contain a Proxy Statement/Prospectus which will be distributed to shareholders of First National Bank. Stockholders of First National Bank are encouraged to read the Registration Statement and Proxy Statement/Prospectus carefully when they become available because these documents will contain important information about the transaction. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Orrstown, for free on the SEC’s web site (www.sec.gov). In addition, documents filed by Orrstown with the SEC, including filings that will be incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, Attn: Bradley S. Everly, Sr. Vice President and CFO, telephone (717) 532-6114. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION.

# # #